================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               BRUSH WELLMAN INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                               BRUSH WELLMAN INC.
                             17876 St. Clair Avenue
                             Cleveland, Ohio 44110

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The annual meeting of shareholders of Brush Wellman Inc. will be held at The Forum, One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio on Tuesday, May 6, 1997 at 11:00 A.M. (Eastern Daylight Time), for the following purposes:

     (1) To elect three directors, each to serve for a term of three years and until a successor shall have been elected and qualified.

     (2) To ratify and approve the selection of Ernst & Young LLP as independent auditors of the Company for the year 1997.

     (3) The transaction of such other business as may properly come before such meeting.

     The Board of Directors has fixed the close of business on March 10, 1997 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

                                            MICHAEL C. HASYCHAK
                                               Secretary

March 17, 1997

                      IMPORTANT -- YOUR PROXY IS ENCLOSED

 PLEASE SIGN, DATE AND RETURN YOUR ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE.

                               BRUSH WELLMAN INC.
                             17876 St. Clair Avenue
                             Cleveland, Ohio 44110

                                PROXY STATEMENT

                                 MARCH 17, 1997

     This statement is furnished in connection with the solicitation by the Board of Directors of Brush Wellman Inc. (the "Company") of proxies to be used at the annual meeting of shareholders of the Company to be held on May 6, 1997. This statement and the related form of proxy are being sent to shareholders on or about the date of this statement.

     If the enclosed form of proxy is properly executed and returned, the shares represented by it will be voted at the meeting. The proxy may be revoked at any time prior to its exercise by giving notice to the Company in writing or in open meeting.

     As of March 10, 1997, the record date for the meeting, the Company had outstanding and entitled to vote 16,286,119 shares of Common Stock.

     Each outstanding share of Common Stock is entitled to one vote on each matter brought before the meeting. Under Ohio law, shareholders have cumulative voting rights in the election of directors, provided not less than 48 hours notice in writing is given by any shareholder to the President, any Vice President or the Secretary of the Company that he desires that voting at such election be cumulative, and an announcement of the giving of such notice is made upon the convening of the meeting. When cumulative voting applies, each share has a number of votes equal to the number of directors to be elected, and a shareholder may give all of his votes to one nominee or divide his votes among as many nominees as he sees fit. Unless contrary instructions are received on proxies given to the Company, in the event that cumulative voting applies, all votes represented by such proxies will be divided evenly among the candidates nominated by the Board of Directors, except that if voting in such manner would not be effective to elect all such nominees, such votes will be cumulated in the discretion of the Company so as to maximize the number of such nominees elected.

     At the annual meeting, the results of shareholder voting will be tabulated by the inspector of elections appointed for the annual meeting. Under Ohio law and the Company's Articles of Incorporation and Regulations, properly executed proxies that are marked "abstain" or are held in "street name" by brokers and not voted on one or more of the items (if otherwise voted on at least one item) will be counted for purposes of determining whether a quorum has been achieved at the annual meeting. Votes withheld in respect of Item 1 will not be counted in determining the election of directors. Abstentions and broker non-votes in respect of Item 2 will not be considered as votes cast for purposes of determining whether that matter is approved.

     In addition to the solicitation of proxies by the use of the mails, officers and other employees of the Company may solicit the return of proxies by personal interview, telephone and telecopy. Brokerage houses, banks and other custodians, nominees and fiduciaries will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses. The costs of the solicitation of proxies will be borne by the Company.

                             ELECTION OF DIRECTORS

     At the present time it is intended that proxies will be voted for the election of Gordon D. Harnett, William P. Madar and Robert M. McInnes as directors for a term of three years and until the election of their successors. Mr. Piper will retire upon the expiration of his term on May 6, 1997. In addition, Gerald C. McDonough has indicated that he will retire after the meeting of the Board to be held on May 6, 1997. Pursuant to the Company's Code of Regulations, the class of directors whose terms expire in 1997 will be reduced from four to three upon Mr. Piper's retirement, and the class of directors whose terms expire in 1998 will be reduced from four to three upon Mr. McDonough's retirement.

     If any of these nominees should become unavailable, it is intended that the proxies will be voted as the Board of Directors shall determine. The Company has no reason to believe that any of the nominees will be unavailable. The three nominees receiving the greatest number of votes will be elected as directors of the Company.

     The following table sets forth information concerning the nominees and the directors whose terms of office will continue after the meeting:
--------------------------------------------------------------------------------

      NOMINEES WHOSE TERMS END IN 2000                        CURRENT EMPLOYMENT

--------------------------------------------------------------------------------

GORDON D. HARNETT                                Chairman of the Board, President and Chief
  Director since 1991                            Executive Officer of the Company
Age -- 54

Mr. Harnett has been Chairman of the Board, President and Chief Executive Officer of the Company during the past five years. He is a director of Essef Corporation, Lubrizol Corporation and National City Bank, Cleveland.
--------------------------------------------------------------------------------

WILLIAM P. MADAR                                 Vice Chairman and Chief Executive Officer,
  Director since 1988                            Nordson Corporation
  Member -- Audit Committee, Nominating          (industrial application equipment
     Committee and Organization                  manufacturer)
     and Compensation Committee
Age -- 57

Mr. Madar was elected Vice Chairman and Chief Executive Officer of Nordson Corporation effective August 2, 1996. Mr. Madar served as President and Chief Executive Officer of Nordson Corporation since February 1986. He is a director of Lubrizol Corporation, National City Bank, Cleveland and Nordson Corporation.
--------------------------------------------------------------------------------

ROBERT M. McINNES                                Business Consultant
  Director since 1977
  Member -- Nominating Committee,
     Organization and Compensation
     Committee and Finance Committee
Age -- 66

Mr. McInnes was Of Counsel to the law firm of Arter & Hadden from November 1988 to November 1994. Prior to that time he was Group Executive Vice President of Cleveland-Cliffs Inc. He had also served as President and Chief Executive Officer of Pickands Mather & Co., which became a wholly-owned subsidiary of Cleveland-Cliffs Inc in December 1986. He is a director of Cliffs Drilling Company.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      DIRECTORS WHOSE TERMS END IN 1999                       CURRENT EMPLOYMENT

--------------------------------------------------------------------------------

ALBERT C. BERSTICKER                             Chairman and Chief Executive Officer, Ferro
  Director since 1993                            Corporation (specialty materials)
  Member -- Nominating Committee and
     Organization and
     Compensation Committee
Age -- 62

Mr. Bersticker was elected Chairman of Ferro Corporation in February 1996. He was elected Chief Executive Officer of Ferro Corporation in 1991. Prior to his election to Chairman, he had been its President during the past eight years. Mr. Bersticker is a director of Ferro Corporation, Centerior Energy Corporation, KeyCorp Inc. and Oglebay Norton Company.
--------------------------------------------------------------------------------

DR. CHARLES F. BRUSH, III                        Personal investments
  Director since 1958
  Member -- Finance Committee,
     Audit and Organization
     and Compensation Committee
Age -- 73

There has been no change in Dr. Brush's occupation during the past five years.
--------------------------------------------------------------------------------

DAVID L. BURNER                                  President and Chief Executive Officer,
  Director since 1995                            The B.F.Goodrich Company
  Member -- Audit Committee and                  (aerospace and specialty chemicals)
     Finance Committee
Age -- 57

Mr. Burner was elected President and Chief Executive Officer of The B.F.Goodrich Company effective December 1996. He had served as President since December 1995. Prior to that, he had served as Executive Vice President of The B.F.Goodrich Company from October 1993 and as Senior Vice President from April 1990. Mr. Burner is a director of The B.F.Goodrich Company.
--------------------------------------------------------------------------------

     DIRECTORS FOR TERMS ENDING IN 1998                       CURRENT EMPLOYMENT

--------------------------------------------------------------------------------

FRANK B. CARR                                    Managing Director, Corporate Finance,
  Director since 1970                            McDonald & Company Securities, Inc.
  Member -- Audit Committee                      (investment banking and securities brokerage
     and Nominating Committee                    firm)
Age -- 69

Mr. Carr has been a Managing Director, Corporate Finance of McDonald & Company Securities, Inc. during the past five years. He is a director of Invacare Corporation and Preformed Line Products Company.
--------------------------------------------------------------------------------

GERALD C. McDONOUGH                              Retired Chairman and Chief Executive Officer,
  Director since 1983                            Leaseway Transportation Corp. (trucking,
  Member -- Finance Committee,                   leasing and distribution services company)
     Nominating Committee and
     Organization and
     Compensation Committee
Age -- 68

Mr. McDonough was Chairman and Chief Executive Officer of Leaseway Transportation Corp. until his retirement in 1988. He is a director of Associated Estates Realty Corporation, CUNO Incorporated, Commercial Intertech Corp., York International Corp. and is also a Trustee of the Fidelity Funds.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     DIRECTORS FOR TERMS ENDING IN 1998                       CURRENT EMPLOYMENT

--------------------------------------------------------------------------------

JOHN SHERWIN, JR.                                President, Mid-Continent Ventures, Inc.
  Director since 1981                            (venture capital company)
  Member -- Audit Committee
     and Finance Committee
Age -- 58

Mr. Sherwin has been President of Mid-Continent Ventures, Inc. during the past five years.
--------------------------------------------------------------------------------

JAMES P. MOONEY                                  Chairman and Chief Executive Officer,
  Director since 1996                            OM Group, Inc.
  Member -- Finance Committee                    (Specialty Chemicals)
Age -- 49

Mr. Mooney has been Chairman of the Board and Chief Executive Officer of OM Group, Inc. since 1991. He is a director of OM Group, Inc. and a member of the Board of Trustees of Quincy University.
================================================================================

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors maintains, among other committees, an Audit Committee, Finance Committee, Nominating Committee and Organization and Compensation Committee, the members of which are identified in the above table.

     The Audit Committee held three meetings in 1996. Its principal functions include the engagement of independent auditors or recommending action by the full Board of Directors with respect thereto; reviewing the scope and results of the audit and any non-audit services performed by such auditors; reviewing the adequacy of the Company's internal auditing, accounting and financial controls; and reviewing with independent auditors their report and opinion upon completion of their audit, including a review of any significant transactions not in the ordinary course of business and compliance with Company policies and codes of conduct.

     The Finance Committee held four meetings in 1996. Its principal functions include monitoring and making recommendations to the Board of Directors regarding debt, capital structure, dividend policy and shareholder relations and to review the investment of pension assets and the funding position of retirement plans.

     The Nominating Committee held two meetings in 1996. Its principal functions include evaluation of candidates for Board membership (including any nominations of qualified candidates submitted in writing by security holders to the Secretary of the Company) and recommendations to the full Board of Directors of candidates to fill executive vacancies that arise from time to time.

     The Organization and Compensation Committee held three meetings in 1996. Its principal functions include reviewing executive compensation, taking action where appropriate or making recommendations to the full Board of Directors with respect thereto, recommending the adoption of executive benefit plans, granting stock options and other awards, and recommending action on matters relating to management succession and changes in organizational structure.

     The Board of Directors held eight meetings in 1996. All of the directors attended at least 75% of the total meetings held by the Board of Directors and by the Committees on which they served during 1996.

DIRECTOR COMPENSATION

     Each director who is not an officer of the Company receives an annual retainer fee of $16,500 for each calendar year. The Chairman of each Committee (if not an officer) receives an additional $1,000 on an annual basis. In addition each director who is not an officer of the Company receives a fixed meeting fee of $17,500 on an annual basis.

     The Deferred Compensation Plan for Nonemployee Directors was approved by shareholders in 1992. The Plan provides each nonemployee director the opportunity to defer receipt of all or a portion of the compensation payable for his services as a director. The Company, in turn, transfers an amount equal to the reduction in compensation to a trust, which amounts are invested, at the director's discretion, in the Company's Common Stock or in accordance with the Company's investment policy. Directors are encouraged to take all or a portion of their compensation in the form of Common Stock. For 1996 directors elected to receive an aggregate of $102,000 ($138,000 for 1997) worth of Common Stock on a deferred basis under this Plan.

     The Company established a Stock Option Plan for Non-Employee Directors in 1990. The Plan authorizes a one-time grant of a non-qualified option to purchase shares of Common Stock to each non-employee director who has never been an employee of the Company. Eight directors each received a grant on April 25, 1990 for 5,000 shares of the Company's Common Stock at an exercise price of $22.81. One director received a grant on April 27, 1993 for 5,000 shares of the Company's Common Stock at an exercise price of $11.81. One director received a grant on May 2, 1995 for 5,000 shares of the Company's Common Stock at an exercise price of $19.81. One director received a grant on October 2, 1996 for 5,000 shares of the Company's Common Stock at an exercise price of $19.06. The option price of each option granted under the Plan is equal to the average of the high and the low market price of the Common Stock on the date of grant. Each option becomes exercisable six months after the date of grant and expires ten years after the date of grant, subject to earlier termination in the event of termination of service on the Board or disability. The Plan also provides for one-time grants for 5,000 shares of the Company's Common Stock for up to one future director upon election or appointment to the Board. Unless extended, however, the Plan will terminate on May 8, 1997.

     The Company's Directors Retirement Plan provides that a non-officer director, upon reaching age 65 and who shall thereafter die or retire from the Board and shall have served as a director for a minimum of seven years or attained the age of 70, shall receive for the number of years equal to his non-employee service, but not exceeding 15 years, after the date of his death or retirement, annual compensation in an amount equal to the rate of the annual retainer, including any Committee chairmanship, for non-officer directors in effect on the date of such death or retirement. Such amount shall be paid quarterly or, at the director's election and subsequent approval by the Organization and Compensation Committee, or in the event of death, in a lump sum equivalent to the present value of the unpaid quarterly payments using the Pension Benefit Guaranty Corporation interest rate in effect for determining lump sum benefits under the Brush Wellman Inc. Salaried Pension Plan. Directors, except those having reached age 65 before December 31, 1988, shall retire at the end of the year in which they reach their seventieth birthday.

              COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                            DIRECTORS AND MANAGEMENT

     The following table sets forth information regarding ownership of the Company's Common Stock as of January 31, 1997 by directors, each of the executive officers named in the Summary Compensation Table, all directors and executive officers as a group and certain other persons owning more than 5% of the Company's Common Stock. Unless otherwise indicated, persons named below held sole voting power and sole investment power with respect to their shares of the Company's Common Stock.

                                       SHARES OF COMMON STOCK         PERCENT OF COMMON STOCK
         NON-OFFICER DIRECTORS         BENEFICIALLY OWNED(1)            BENEFICIALLY OWNED
    --------------------------------   ----------------------         -----------------------
    Albert C. Bersticker............              6,674(2)(3)               *
    Dr. Charles F. Brush, III.......            328,436(2)(4)             1.9%
    David L. Burner.................              7,380(2)(3)               *
    Frank B. Carr...................             20,000(2)                  *
    William P. Madar................             17,604(2)(3)               *
    Gerald C. McDonough.............             23,840(2)(3)(5)            *
    Robert M. McInnes...............             10,205(2)(3)               *
    James P. Mooney.................                510(3)
    Henry G. Piper..................             11,169(6)                  *
    John Sherwin, Jr................             23,129(2)(7)               *
    EXECUTIVE OFFICERS
    Gordon D. Harnett...............            283,144(2)                1.7%
    Carl Cramer.....................             25,823(2)                  *
    Stephen Freeman.................             50,522(2)                  *
    Craig B. Harlan.................             97,561(2)                  *
    Robert H. Rozek.................             96,530(2)                  *
    All directors and executive
      officers as a group (21
      persons)......................          1,236,366(8)                7.3%
    OTHER PERSONS
    Trimark Financial Corporation
      One First Canadian Place
      Suite 5600, P.O. Box 487
      Toronto, Ontario, Canada......          1,574,000(9)                9.3%
    Brush Wellman Inc. Savings and
      Investment Plan...............          1,108,061(10)               6.5%
    State of Wisconsin Investment
      Board
      P.O. Box 7842
      Madison, Wisconsin............            890,000(11)               5.2%

---------

* Less than 1% of Common Stock.
================================================================================

 (1) Reported in accordance with the beneficial ownership rules of the Securities and Exchange Commission (the "Commission"), under which a person is deemed to be the beneficial owner of a security, for these purposes, if he has or shares voting power or investment power in respect of such security or has the right to acquire such security within 60 days. The shares shown in the table include shares credited to the account of each executive officer under the Company's Savings and Investment Plan. The shares shown in the table do not purport to represent beneficial ownership for any purpose other than compliance with the Commission's reporting requirements.

 (2) Includes shares covered by outstanding options exercisable within 60 days, as follows: Mr. Harnett, 245,000; Mr. Cramer, 14,000; Mr. Harlan, 84,000; Mr. Rozek, 83,500; Mr. Freeman, 40,000; and 5,000 for each of Messrs. Bersticker, Brush, Burner, Carr, Madar, McDonough, McInnes and Sherwin.

 (3) Includes shares deferred under the Deferred Compensation Plan for Nonemployee Directors, as follows: Mr. Bersticker, 1,174; Mr. Burner, 2,380; Mr. Madar, 11,404; Mr. McDonough, 15,440; Mr. McInnes, 1,105; and
     Mr. Mooney, 510.

 (4) Includes 40,000 shares owned by the Charles F. Brush III Charitable Remainder Unitrust of which Dr. Brush is trustee and 3,000 shares owned by Dr. Brush's wife, as to all of which Dr. Brush disclaims ownership.

 (5) Includes 1,000 shares owned by Mr. McDonough's wife of which Mr. McDonough disclaims ownership.

 (6) Includes 400 shares owned by Mr. Piper's child of which Mr. Piper disclaims ownership.

 (7) Includes 10,334 shares owned by Mr. Sherwin's wife and children of which Mr. Sherwin disclaims ownership.

 (8) Includes 698,520 shares subject to outstanding options held by officers and directors and exercisable within 60 days.

 (9) Information regarding share ownership was obtained from Amendment No. 3 to
     Schedule 13G filed with the Commission on February 12, 1996.

(10) The Northern Trust Company, Chicago, Illinois, trustee for the Brush Wellman Inc. Savings and Investment Plan holds the shares in trust. All participants share voting power with the trustee of the Plan with respect to shares credited to their account.

(11) Information regarding share ownership was obtained from Amendment No. 7 to
     Schedule 13G filed with the Commission on January 16, 1997.

                         EXECUTIVE OFFICER COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table sets forth total annual compensation earned during the Company's last three fiscal years by the Chief Executive Officer and by the four most highly compensated executive officers other than the Chief Executive Officer.

                                                                     LONG TERM COMPENSATION
                                                                     -----------------------
                                                                       AWARDS
                                                                     ----------      PAYOUTS
                                                                     SECURITIES      -------      ALL OTHER
           NAME AND                  ANNUAL COMPENSATION(1)          UNDERLYING       LTIP         COMPEN-
          PRINCIPAL              ------------------------------       OPTIONS        PAYOUTS       SATION
           POSITION              YEAR      SALARY($)    BONUS($)        (#)          ($)(2)        ($)(3)
------------------------------   -----     -------      -------      ----------      -------      ---------
Gordon D. Harnett                 1996     366,222(4)   201,171(4)          0        170,145        16,305(4)
Chairman of the                   1995     360,000(4)   191,412(4)     30,000              0        18,828(4)
Board, President and              1994     322,500(4)   253,500(4)     30,000              0         9,673(4)
Chief Executive Officer

Carl Cramer (4)                   1996     200,850(5)    78,507             0         66,167         8,285(5)
Vice President Finance            1995     200,004       75,667         9,000              0             0
and Chief Financial               1994      18,940           --             0              0             0
Officer
Craig B. Harlan                   1996     176,376(6)    83,413             0         54,919         7,232(6)
Vice President                    1995     169,750(6)    64,694         7,500              0         7,856(6)
International-Europe              1994     166,000       92,130         7,500              0         4,980

Stephen Freeman                   1996     162,726(7)    76,958             0         53,595         6,721(7)
Vice President-                   1995     162,000(7)    61,289         9,000              0         7,310(7)
Alloy Products                    1994     146,041       81,651        10,000              0         4,381

Robert H. Rozek                   1996     158,339(8)    61,891             0         47,980         6,487(8)
Senior Vice President-            1995     151,000(8)    57,884         9,000              0         6,944(8)
International                     1994     138,348       80,475        10,000              0         4,150

---------------

(1) No compensation was paid to any of the named executive officers that requires disclosure as "Other Annual Compensation."

(2) Reflects Performance Restricted Shares awarded in 1995, which were earned by the named Executive Officers for the performance period 1995 through 1996, valued at the Company's Common stock price at February 4, 1997 plus accumulated dividends earned on those shares. For information regarding Performance Restricted Shares and Performance Shares granted in 1996, see the table under Long-Term Incentive Plans -- Awards in Last Fiscal Year on page 9 of this statement.

(3) Except as disclosed in (4), (5), (6), (7) and (8), amounts consist of Company matching contributions to the Brush Wellman Inc. Savings and Investment Plan.

(4) Salary for 1996, 1995 and 1994 includes deferred compensation of $18,202, $18,900 and $5,200, respectively. Bonus for 1996, 1995 and 1994 includes deferred compensation of $7,618, $6,085 and $8,910, respectively. All Other Compensation for 1996, 1995 and 1994 includes deferred compensation in respect of Company matching credits under the Brush Wellman Inc. Supplemental Retirement Benefit Plan of $12,228, $13,905 and $2,600, respectively.

(5) Mr. Cramer began employment with the Company in November 1994. Salary for 1996 includes deferred compensation of $12,652. All other compensation for 1996 includes deferred compensation in respect of Company matching credits under the Brush Wellman Inc. Supplemental Retirement Benefit Plan of $7,575.

(6) Salary for 1996 and 1995 includes deferred compensation of $5,464 and $6,713, respectively. All Other Compensation for 1996 and 1995 includes deferred compensation in respect of Company matching credits under the Brush Wellman Inc. Supplemental Retirement Benefit Plan of $2,732 and $3,356, respectively.

(7) Salary for 1996 and 1995 includes deferred compensation of $7,401 and $9,365, respectively. All Other Compensation for 1996 and 1995 includes deferred compensation in respect of Company matching credits under the Brush Wellman Inc. Supplemental Retirement Benefit Plan of $2,221 and $2,810, respectively.

(8) Salary for 1996 and 1995 includes deferred compensation of $3,973 and $4,889, respectively. All Other Compensation for 1995 includes deferred compensation in respect of Company matching credits under the Brush Wellman Inc. Supplemental Retirement Benefit Plan of $1,987 and $2,444, respectively.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table provides information concerning unexercised stock options held by the executive officers included in the Summary Compensation Table and the value of such officers' unexercised options at December 31, 1996.

                                                                     NUMBER OF
                                                               SECURITIES UNDERLYING
                                                                UNEXERCISED OPTIONS      VALUE OF UNEXERCISED
                                    SHARES                        AT DECEMBER 31,        IN-THE-MONEY OPTIONS
                                   ACQUIRED        VALUE              1996(#)               AT DECEMBER 31,
                                  ON EXERCISE     REALIZED         EXERCISABLE/          1996($) EXERCISABLE/
             NAME                     (#)           ($)            UNEXERCISABLE             UNEXERCISABLE
------------------------------    -----------     --------     ---------------------     ---------------------
Gordon D. Harnett                      -0-             -0-            245,000/                 $ 223,925/
Chairman of the Board,                 -0-             -0-                -0-                  $     -0-
President and
Chief Executive Officer
Carl Cramer                            -0-             -0-             14,000/                 $   5,925/
Vice President Finance                 -0-             -0-                -0-                  $     -0-
and Chief Financial
Officer
Craig B. Harlan                        -0-             -0-             84,000/                 $  58,187/
Vice President                         -0-             -0-                -0-                  $     -0-
International-Europe
Stephen Freeman                        -0-             -0-             40,000/                 $  51,670/
Vice President-                        -0-             -0-                -0-                  $     -0-
Alloy Products
Robert H. Rozek                        -0-             -0-             83,500/                 $ 104,372/
Senior Vice President-                 -0-             -0-                -0-                  $     -0-
International

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                                          ESTIMATED FUTURE PAYOUTS
                                                     PERFORMANCE        UNDER NON-STOCK PRICE-BASED
                                    NUMBER OF          OR OTHER                    PLANS
                                  SHARES, UNITS      PERIOD UNTIL     --------------------------------
                                    OR OTHER        MATURATION OR     THRESHOLD     TARGET     MAXIMUM
             NAME                 RIGHTS (#)(1)         PAYOUT           (#)         (#)         (#)
------------------------------    -------------     --------------    ---------     ------     -------
Gordon D. Harnett                     29,459           3 Years          4,910       19,639     29,459
Chairman of the Board,
President and
Chief Executive Officer
Carl Cramer                           11,310           3 Years          1,885        7,540     11,310
Vice President Finance
and Chief Financial
Officer
Craig B. Harlan                        9,932           3 Years          1,655        6,621      9,932
Vice President
International-Europe
Stephen Freeman                        9,164           3 Years          1,527        6,109      9,164
Vice President-
Alloy Products
Robert H. Rozek                        8,916           3 Years          1,486        5,944      8,916
Senior Vice President-
International

---------------

(1) Amounts listed represent the aggregate number of Performance Restricted Shares and Performance Shares awarded during 1996. The number of Performance Restricted Shares included in the table for each named executive officer is as follows: Mr. Harnett, 19,639; Mr. Cramer, 7,540; Mr. Harlan, 6,621; Mr. Freeman, 6,109; and Mr. Rozek, 5,944. The number of Performance Shares included in the table for each named executive officer is as follows: Mr. Harnett, 9,820; Mr. Cramer, 3,770; Mr. Harlan, 3,311; Mr. Freeman, 3,055; and Mr. Rozek, 2,972.

     The above table presents information about Performance Restricted Shares and Performance Shares awarded during the year pursuant to the 1995 Stock Incentive Plan. Each Performance Restricted Share and Performance Share that is earned entitles the holder to receive Common shares in accordance with the above table, depending on the degree of achievement of a specified Company objective. Performance Restricted Shares are issued at the time of award subject to forfeiture and the Performance Shares are issued only at the end of the performance period assuming the objectives are achieved. The Organization and Compensation Committee established a threshold, target and maximum return on invested capital over a three year period as the management objective for determining such award. If the management objective is attained at the threshold level, 25% of the Performance Restricted Shares will become nonforfeitable. All of the Performance Restricted Shares will be earned if performance attains the target level. If the management objective is attained over the threshold level, but less than the target level, a proportionate number of Performance Restricted Shares will become nonforfeitable. If the management objective is at the maximum level, all the Performance Shares will be earned. If the management objective is attained at a level between the target and maximum levels of achievement a proportionate number of Performance Shares will be earned.

              REPORT OF ORGANIZATION AND COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION

     The Organization and Compensation Committee of the Board of Directors (the "Committee") is composed entirely of nonemployee directors. The Committee is responsible for developing and making policy recommendations to the Board with respect to the Company's executive compensation. In addition, the Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the Chief Executive Officer (the "CEO") and each of the other executive officers of the Company.

  COMPENSATION PHILOSOPHY -- PAY FOR PERFORMANCE

     The Committee's compensation philosophy is to recognize superior results with superior monetary rewards. Where results are below expectation, pay will directly reflect the less-than-targeted performance.

  TOTAL COMPENSATION STRATEGY

     The executive compensation strategy is to attract and retain qualified executives and to provide appropriate incentives to achieve the long-term success of the Company and to enhance shareholder value over the long term. The Company employs a total compensation strategy, taking into consideration base pay, annual performance compensation and long-term incentives. Base salary is generally established at moderately competitive levels, and greater weight is put on the performance-driven portions of the compensation package.

  BASE SALARY

     During 1994 and 1995, the Committee completed a comprehensive review of salary levels as part of an overall evaluation of the Company's executive compensation posture, and certain salary levels were adjusted to reflect market conditions. In 1996, average base salary increases were somewhat less than generally published average market increases. Executive base salaries, including the CEO's, were increased by 3%. In addition, a long standing car allowance, available only to the CEO and certain officers who were employees prior to 1992, was discontinued and rolled into base pay.

  ANNUAL PERFORMANCE COMPENSATION

     A Management Performance Compensation Plan (the "Plan") provides for annual, single-sum cash payments that are based on achieving preestablished financial objectives. These objectives are established by the Committee on an annual basis. The CEO's annual performance compensation is based entirely on financial performance and is 100% dependent on total Company results. The other executive officers' annual performance compensation is also completely based on financial performance and is dependent on Company results and/or relevant business unit results.

     The percentage of base salary available for annual performance compensation under the Plan varies according to the level of the individual's responsibility. The CEO may attain 52% of base pay for achieving the targeted objective, 78% for exceeding the maximum objective, and 0% if the minimum objective is not attained. Likewise, the other executive officers may achieve 37%, 55.5%, and 0%, respectively. In 1996, the Company's targeted objective, which was based on earnings per share, was slightly exceeded, which resulted in cash payouts of 54% of base pay to the CEO and from 50% to 26% of base pay to the other executive officers.

  LONG-TERM INCENTIVES

                              STOCK INCENTIVE PLAN

     The shareholder-approved 1995 Stock Incentive Plan (the "Incentive Plan") was designed to afford the Committee flexibility in making awards to align the Company's long-term incentives more closely with shareholder interest. The Incentive Plan provides the Committee the ability to design stock-based incentives for the achievement of superior results over specified periods.

     In accordance with the Incentive Plan, in early 1995, the Committee established management objectives for an initial two-year performance period beginning January 1, 1995 through December 31, 1996. Eligible participants were granted combined awards of Performance Restricted Shares and Performance Shares, which are earned only if the management objectives specified by the Committee are reached during the performance period. All of the Performance Restricted Shares covered by an award could be earned if the management objectives set by the Committee are attained at target level. Performance Shares, however, could only become payable for performance above target.

     The number of shares covered by each individual's award of Performance Restricted Shares and Performance Shares under the Incentive Plan was determined by the Committee by applying a factor to the base salary of each individual. The CEO's 1995 award gave him the opportunity to earn Performance Restricted Shares equivalent to 50% of base pay in effect at January 1, 1995 divided by the average stock price at the date of grant (February 7, 1995). The CEO was granted 10,909 Performance Restricted Shares, together with one half that number of Performance Shares.

     The Committee established return on invested capital ("ROIC") as the management objective for the 1995 and 1996 performance period. Since the level of ROIC attained for the performance period January 1, 1995, through December 31, 1996, as determined by the Committee on February 4, 1997, was slightly below target, 82.5% of each award of Performance Restricted Shares was earned. The CEO earned 9,000 Performance Restricted Shares for the performance period. There were no Performance Shares earned, and 1,909 Performance Restricted Shares were forfeited of the 10,909 granted to the CEO.

     The other executive officers had an opportunity to receive Performance Restricted Shares equivalent to 15% to 35% of base pay in effect at January 1, 1995 divided by the stock price at the date of grant. In addition, one half of the number of Performance Restricted Shares were also granted in the form of Performance Shares. In general, the same standards utilized for the determination of the CEO's long-term compensation also applied to the other executive officers. The Committee established ROIC and Return on Assets as the management objective for executive officers for the 1995 and 1996 performance period. The executive officers earned 82.5% of their awards of Restricted Performance Shares for the 1995-1996 period and forfeited the balance. One executive officer who is responsible for a business unit earned 0%. Another executive officer who is responsible for another business unit earned 100% of his Restricted Performance Share and Performance Share awards.

     A second performance period of three years, from January 1,1996 through December 31, 1998, was initiated by the Committee in early 1996 and management objectives were established that exceeded the targets of the prior performance period. In accordance with the Incentive Plan, awards were granted by applying a factor of base salary for each eligible individual. The CEO's 1996-1998 award gives him the opportunity to earn Performance Restricted Shares equivalent to 100% of base pay in effect at January 1, 1996 based on the average stock price at the date of grant (February 6, 1996). The CEO was granted 19,639 Performance Restricted Shares, together with one half that number of Performance Shares as with the prior awards. Performance Restricted Shares will be forfeited to the extent the goals specified by the Committee are not met and the Performance Share portion of the award will only result in the issuance of shares if performance over the three year performance period exceeds target.

     The other executive officers also received awards in accordance with the Incentive Plan. Their opportunity to receive Performance Restricted Shares for the 1996 through 1998 performance period was equivalent to 45% to 70% of base pay in effect at January 1, 1996. In addition, one half of the number of Performance Restricted Shares were also granted in the form of Performance Shares. The same standards utilized for the determination of the CEO's long-term compensation will apply to the other executive officers.

                                 STOCK OPTIONS

     In 1996, no stock options were granted by the Committee to Executive Officers.

  DEDUCTIBILITY OF COMPENSATION IN EXCESS OF $1 MILLION A YEAR

     In 1993, Congress enacted Section 162(m) of the Internal Revenue Code of 1986, effective for tax years beginning in 1994. This legislation precludes a public corporation from taking a deduction for compensation in excess of $1 million per year for its CEO or any of its four other highest-paid executive officers. However, certain performance-based compensation is specifically exempt from the deduction limit. The limitation has no immediate applicability to the Company. However, any compensation derived from Performance Restricted Shares or Performance Shares awarded under the Incentive Plan is expected to be exempt from the limit on corporate tax deduction.

The foregoing report has been furnished by the Committee.

                                            William P. Madar (Chairman)
                                            Albert C. Bersticker
                                            Charles F. Brush, III
                                            Gerald C. McDonough
                                            Robert M. McInnes

CUMULATIVE TOTAL SHAREHOLDER RETURN

     The following graph sets forth the cumulative shareholder return on the Company's common stock as compared to the cumulative total return of (a) the S&P 500 Index for the five year period ending December 31, 1996, and (b) a self-constructed index consisting of the Company, Cabot Corporation, Carpenter Technology Corp., Chase Brass Industries Inc., Handy and Harmon Inc., Olin Corporation, Precision Castparts Corp. and Worthington Industries, Inc. The Company previously compared itself to a peer group that had previously constituted the Dow Jones Non-Ferrous U.S. Metals Index. The old index consisted of the Company, Alumax Inc., Aluminum Co. of America, Asarco Inc., Magna Copper Co., Maxxam Inc., Phelps Dodge Corporation and Reynolds Metal. The new self-constructed index is viewed as a more appropriate peer group for purposes of this comparison.(1)

                    COMPARISON OF FIVE YEAR TOTAL RETURN(2)

                                                                 CURRENT SELF-    DJ NON-FERROUS
     MEASUREMENT PERIOD        BRUSH WELLMAN                      CONSTRUCTED       U.S. METALS
   (FISCAL YEAR COVERED)            INC.           S&P 500           INDEX           PREVIOUS
1991                                      100              100              100              100
1992                                      115              108              110              113
1993                                      109              118              142              112
1994                                      134              120              150              136
1995                                      135              165              225              159
1996                                      132              203              228              176

(1) The Company is the world's leading supplier of beryllium, and a producer of a diverse group of engineered materials, including metals, alloys, ceramics, specialty clad metals and precious metal products. Most competitors are either divisions or subsidiaries of larger corporations, or privately-held companies. As such, the Company does not fit easily into any standardized peer company listing. A customized peer group has been developed, consisting of specialty engineered materials producers which either compete directly with the Company for major portions of their business, operate using similar production technologies, or serve similar markets.

(2) Assumes that the value of the Common Stock of Brush Wellman Inc. and each index was $100 on December 31, 1991 and that all dividends were reinvested.

PENSION AND RETIREMENT BENEFITS

     The Company's Pension Plan for Salaried Employees is a defined benefit plan. The following table shows the estimated annual pension benefits under the Salaried Pension Plan as well as benefits provided under the Company's Supplemental Retirement Benefit Plan, to the extent that they supplement benefits provided under the Salaried Pension Plan, which would be payable, without reduction for any optional form of payment, to employees in various compensation classifications upon retirement in 1996 at age 65 after selected periods of service:

                               PENSION PLAN TABLE

FINAL AVERAGE                            YEARS OF SERVICE AT AGE 65
 ANNUAL PAY       -------------------------------------------------------------------------
  AT AGE 65       10 YEARS     15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
-------------     --------     --------     --------     --------     --------     --------
 $   150,000      $ 30,000     $ 45,000     $ 52,500     $ 60,000     $ 67,500     $ 75,000
     200,000        40,000       60,000       70,000       80,000       90,000      100,000
     300,000        60,000       90,000      105,000      120,000      135,000      150,000
     400,000        80,000      120,000      140,000      160,000      180,000      200,000
     500,000       100,000      150,000      175,000      200,000      225,000      250,000
     600,000       120,000      180,000      210,000      240,000      270,000      300,000
     700,000       140,000      210,000      245,000      280,000      315,000      350,000
     800,000       160,000      240,000      280,000      320,000      360,000      400,000
     900,000       180,000      270,000      315,000      360,000      405,000      450,000

     The compensation covered by the Salaried Pension Plan and the Supplemental Retirement Benefit Plan is regular base salary, sales commissions, and performance compensation. The compensation covered by the Salaried Pension Plan and the Supplemental Retirement Benefit Plan is the same as the amounts shown in the salary and bonus columns of the Summary Compensation Table on page 8. Credited service for pension benefit purposes for Messrs. Harnett, Cramer, Harlan, Freeman and Rozek is 20, 2, 20, 4 and 35, respectively. The Supplemental Retirement Benefit Plan adds 14 years to Mr. Harnett's Brush Wellman Inc. pension service. The amounts shown in the above table are computed on the basis of a straight-life annuity (for the employee's life only) and are shown without reduction for Social Security benefits or other offset amounts. The benefits shown in the above table are subject to reductions based on Social Security benefit amounts and, in the case of Mr. Harnett, for certain pension benefits from previous employers.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with certain senior executives, including all of the executive officers named in the Summary Compensation Table on page 8. These agreements provide certain benefits to the senior executives in the event there is a change in control of the Company. The material aspects of the employment agreements are summarized below.

     In general, a change in control of the Company is deemed to have occurred whenever:

          (i) the Board of Directors fails to include a majority of directors who are either "Original Directors" (those in office on February 20, 1989) or "Approved Directors" (those who, after February 20, 1989, are elected, or are nominated for election by the shareholders, by a vote of at least two-thirds of the Original Directors and the Approved Directors, if any);

          (ii) any "person" (as defined in Section 1701.01(G) of the Ohio General Corporation Law) shall have accumulated shares exceeding specified threshold levels (one-fifth, one-third or a majority) of the Company's voting power without first having obtained the shareholder approval required by, and otherwise complied with, the Ohio Control Share Acquisition Act (principally Section 1701.831 of the Ohio General Corporation Law); or

          (iii) the Board of Directors determines in good faith that (a) any particular actual or proposed accumulation of Company shares, tender offer, merger, consolidation, sale of assets, proxy contest or other event or series of events will, or is likely to, if carried out, result in a situation specified in (i) or (ii) above and (b) it is in the best interests of the Company and its shareholders, and will serve the intended purposes of the agreements, if the agreements thereupon become immediately operative.

In the event of such a change in control, each executive will (if then an employee of the Company) remain employed in substantially his then position for four years or, if earlier, until the first to occur of the death of the executive or his reaching age 65 (the "Window Period"). During the Window Period, he will receive an annual amount at least equal to his salary rate in effect at the beginning of the Window Period (or, if higher, his salary rate at any time during the two full calendar years immediately preceding the change in control) plus the highest incentive compensation award received by him in any of the prior three years. In addition, he is entitled during the Window Period to continue to participate in all Company benefit plans in which he was participating and to receive all perquisites which were available to him (or to other benefits and perquisites at the same level as those he enjoyed) at the time of the change in control.

     After a change in control, the executive may be terminated by the Company for "cause" (the commission of a felony). If he is terminated without cause, or if he terminates for any of the specified reasons described below, he will be entitled to receive in a lump sum payment the present value of the remaining aggregate direct remuneration (salary and incentive compensation) which would otherwise have been paid to him for the remainder of the Window Period. The Company is obligated to secure these payments through a trust to be funded at or prior to the time of any change in control. The executive will also be entitled in such a case to the continuation of benefits and perquisites. The agreements include procedures intended to provide that none of the foregoing will constitute "parachute payments" under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). In general, tax penalties would be imposed on the executive and the Company if any of the foregoing were determined to constitute parachute payments. The executive may terminate employment with the Company and still be entitled to receive the payments specified above in the event of: (a) his good faith determination that, due to changed circumstances significantly affecting his position with the Company, he is unable to carry out his duties and responsibilities; (b) any reduction in compensation or any substantial reduction in position; or (c) any requirement that he have as his principal office any place more than 50 miles from his principal residence at the time of the change in control.

     If the executive is terminated without cause, or if the executive terminates for any of the reasons specified above, he is, in general, obligated for a period of two years (or, if less, the balance of the Window Period) to use reasonable efforts to seek other comparable employment. He is also generally obligated to pay over to the Company 50% of all employment income from other employers earned by him during that time and is subject for the same time to specified prohibitions on competition.

     The Company is obligated to pay all attorneys' and related fees and expenses incurred by an executive as a result of the Company's failure to perform its obligations under his agreement or as a result of specified challenges to the validity or enforceability of, or the executive's performance under, such agreement. This obligation of the Company must be secured by insurance or as the Board of Directors otherwise determines.

     In determining whether the Window Period commences, the agreements continue for five years. They will thereafter continue for successive two year increments unless either the Company or the executive gives a specified notice to the other.

RELATED PARTY TRANSACTIONS

     The Company has retained McDonald & Company Securities, Inc. as co-agent with respect to a $75 million Medium-Term Note program. Mr. Carr, a director of the Company, is Managing Director, Corporate Finance of McDonald & Company Securities, Inc.

                            APPOINTMENT OF AUDITORS

     The Board of Directors recommends ratification and approval of the appointment of Ernst & Young LLP, independent auditors, to audit the books and accounts of the Company for the year 1997. This proposal will be approved if a majority of the votes cast on this proposal at the annual meeting are in favor of the proposal.

     It is expected that a representative of Ernst & Young LLP will attend the meeting, with the opportunity to make a statement if he so desires and will be available to answer appropriate questions.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the annual meeting of shareholders in 1998 must be received by the Company at 17876 St. Clair Avenue, Cleveland, Ohio, 44110, Attention: Secretary for inclusion in the Company's proxy statement and form of proxy for that meeting not later than November 17, 1997.

                                    GENERAL

     The Company does not know of any matters to be brought before the meeting except as indicated in the notice. However, if any other matters properly come before the meeting for action, it is intended that the person authorized under solicited proxies may vote or act thereon in accordance with his own judgment.

By order of the Board of Directors.

                                                     BRUSH WELLMAN INC.

                                                    MICHAEL C. HASYCHAK
                                                         Secretary

Cleveland, Ohio
March 17, 1997

                                  DETACH CARD
--------------------------------------------------------------------------------

BRUSH WELLMAN INC. -- PROXY
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Gordon D. Harnett, or if he is unable or unwilling to act, then Michael C. Hasychak, with full power of substitution, to vote and act for and in the name of the undersigned as fully as the undersigned could vote and act if personally present at the annual meeting of shareholders of Brush Wellman Inc. to be held on May 6, 1997 and at any adjournment or postponement thereof:

    THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" ALL NOMINEES IN PROPOSAL 1

   1. ELECTION OF DIRECTORS, Nominees:                  WITHHOLD AUTHORITY        [ ]
     FOR all nominees listed below        [ ]           to vote for all nominees listed below
     (except as indicated to the contrary below)

              Gordon D. Harnett, William P. Madar, Robert M. McInnes

   INSTRUCTION: (TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE
                THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW)

   -----------------------------------------------------------------------------

   2. Confirming the appointment of Ernst & Young LLP as independent auditors of the Company.

         [ ]  FOR                  [ ]  AGAINST                [ ]  ABSTAIN

                    (CONTINUED, AND TO BE SIGNED ON OTHER SIDE)

                                  DETACH CARD
--------------------------------------------------------------------------------

PROXY NO.                                                              SHARES

(Continued from the other side)

3. In accordance with his judgment upon any other matter properly presented.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF DIRECTIONS ARE NOT INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR ITEM 2.

                                                     Dated................, 1997

                                                     ...........................
                                                     Signature

                                                     ...........................
                                                     Signature

                                                     ...........................
                                                     Title

                                                     NOTE: Please sign exactly
                                                     as name appears hereon.
                                                     Joint owners should each
                                                     sign. When signing as
                                                     attorney, executor,
                                                     administrator, trustee or
                                                     guardian, please add your
                                                     title as such.

                                       PLEASE SIGN, DATE AND RETURN YOUR PROXY
                                                       PROMPTLY
                                      IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO
                                                       POSTAGE.

                                  DETACH CARD
--------------------------------------------------------------------------------

CONFIDENTIAL VOTING INSTRUCTIONS
TO: THE NORTHERN TRUST COMPANY, TRUSTEE UNDER THE BRUSH WELLMAN INC. PAYSOP

Pursuant to section 6.8 of the Brush Wellman Inc. Savings and Investment Plan, the undersigned as a participant in the Plan hereby directs the Trustee to vote (in person or by proxy) all shares of Common Stock of Brush Wellman Inc. credited to the undersigned's PAYSOP Contribution Account under the Plan on the record date for the annual meeting of shareholders of Brush Wellman Inc. to be held on May 6, 1997 and at any adjournment or postponement thereof, on the following matters as checked below:

    THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" ALL NOMINEES IN PROPOSAL 1

   1. ELECTION OF DIRECTORS, Nominees:                  WITHHOLD AUTHORITY        [ ]
     FOR all nominees listed below        [ ]           to vote for all nominees listed below
     (except as indicated to the contrary below)

              Gordon D. Harnett, William P. Madar, Robert M. McInnes

   INSTRUCTION: (TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE
                THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW)

   -----------------------------------------------------------------------------

   2. Confirming the appointment of Ernst & Young LLP as independent auditors of the Company.

         [ ]  FOR                  [ ]  AGAINST                [ ]  ABSTAIN

                    (CONTINUED, AND TO BE SIGNED ON OTHER SIDE)

                                  DETACH CARD
--------------------------------------------------------------------------------

(Continued from the other side)

3. In accordance with his judgment upon any other matter properly presented.

PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. THE TRUSTEE SHALL NOT VOTE SHARES OF THE COMPANY FOR WHICH IT DOES NOT RECEIVE INSTRUCTIONS.

THIS CONFIDENTIAL VOTING INSTRUCTIONS CARD WILL BE SEEN ONLY BY AUTHORIZED PERSONNEL OF THE TRUSTEE. THE SHARES REPRESENTED BY THIS CARD WILL BE VOTED AS DIRECTED, OR IF DIRECTIONS ARE NOT INDICATED BUT THIS CARD IS EXECUTED AND RETURNED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR ITEM 2.

                                                     Dated................, 1997

                                                     ...........................
                                                     Signature

                                                     ...........................
                                                     Signature

                                                     ...........................
                                                     Title

                                                     NOTE: Please sign exactly
                                                     as name appears hereon.
                                                     When signing as attorney,
                                                     executor, administrator,
                                                     trustee or guardian, please
                                                     add your title as such.

                                      PLEASE SIGN, DATE AND RETURN YOUR VOTING
                                                   CARD PROMPTLY
                                     IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO
                                                      POSTAGE.

                                  DETACH CARD
--------------------------------------------------------------------------------

CONFIDENTIAL VOTING INSTRUCTIONS
TO: THE NORTHERN TRUST COMPANY, TRUSTEE UNDER THE BRUSH WELLMAN INC. SAVINGS AND INVESTMENT PLAN.

Pursuant to section 6.8 of the Brush Wellman Inc. Savings and Investment Plan, the undersigned as a participant in the Plan hereby directs the Trustee to vote (in person or by proxy) all shares of Common Stock of Brush Wellman Inc. credited to the undersigned's account (other than shares credited under the PAYSOP Contribution Account) under the Plan on the record date for the annual meeting of shareholders of Brush Wellman Inc. to be held on May 6, 1997 and at any adjournment or postponement thereof, on the following matters as checked below:

    THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" ALL NOMINEES IN PROPOSAL 1

   1. ELECTION OF DIRECTORS, Nominees:                  WITHHOLD AUTHORITY        [ ]
     FOR all nominees listed below        [ ]           to vote for all nominees listed below
     (except as indicated to the contrary below)

              Gordon D. Harnett, William P. Madar, Robert M. McInnes

   INSTRUCTION: (TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE
                THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW)

   -----------------------------------------------------------------------------

   2. Confirming the appointment of Ernst & Young LLP as independent auditors of the Company.

         [ ]  FOR                  [ ]  AGAINST                [ ]  ABSTAIN

                    (CONTINUED, AND TO BE SIGNED ON OTHER SIDE)

                                  DETACH CARD
--------------------------------------------------------------------------------

(Continued from the other side)

3. In accordance with his judgment upon any other matter properly presented.

PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. THE TRUSTEE SHALL VOTE SHARES OF THE COMPANY FOR WHICH IT DOES NOT RECEIVE INSTRUCTIONS IN THE SAME PROPORTION AS SUCH SHARES FOR WHICH IT RECEIVES VOTING INSTRUCTIONS.

THIS CONFIDENTIAL VOTING INSTRUCTIONS CARD WILL BE SEEN ONLY BY AUTHORIZED PERSONNEL OF THE TRUSTEE. THE SHARES REPRESENTED BY THIS CARD WILL BE VOTED AS DIRECTED, OR IF DIRECTIONS ARE NOT INDICATED BUT THIS CARD IS EXECUTED AND RETURNED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR ITEM 2.

                                                     Dated................, 1997

                                                     ...........................
                                                     Signature

                                                     ...........................
                                                     Signature

                                                     ...........................
                                                     Title

                                                     NOTE: Please sign exactly
                                                     as name appears hereon.
                                                     When signing as attorney,
                                                     executor, administrator,
                                                     trustee or guardian, please
                                                     add your title as such.

                                      PLEASE SIGN, DATE AND RETURN YOUR VOTING
                                                   CARD PROMPTLY
                                     IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO
                                                      POSTAGE.